COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made and entered into as of March 7, 2006 by and among Digital Presence, Inc., a Delaware corporation (the “Company”), and Innofone.com, Incorporated, a Nevada corporation (“INFN” or “Investor”).

Whereas, the Company desires to sell to INFN, and the INFN desires to purchase from the Company, shares of the Company’s Common Stock, par value $0.00001 per share, (the “Common Stock” or the “Purchased Shares”) which Purchased Shares shall have the rights, preferences, privileges and restrictions on the terms and conditions set forth in this Agreement.

Now, therefore, the parties hereby agree as follows:

1. AGREEMENT TO PURCHASE AND SELL STOCK.

1.1. Authorization. As of the Closing (as defined below) the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to 1,000,000 Purchased Shares.

1.2. Agreement to Purchase and Sell. The Company agrees to sell to INFN at Closing, and INFN agrees, severally and not jointly, to purchase from the Company at Closing, the number of Purchased Shares set forth beside such Investor’s name on Exhibit A, at a price of $0.45 per share.

2. CLOSING.

2.1. The Company’s Bank Account. On each closing date described in Section 2.2 below, INFN shall make a deposit pursuant to Section 2.2 below into the Company’s bank account at Commerce Bank with the account holder on record being the Company, the routing number being 031201360, and the account number being 7862430779 (“Company’s Bank Account”)

2.2. The Closing. The Initial Closing, Second Closing, and Third Closing, as defined in this Section 2.2 shall be collectively referred to as the “Closing.”

(a) Initial Closing. INFN shall make an initial deposit of fifty thousand dollars ($50,000.00) in the Company’s Bank Account on execution of this Agreement or on such other date as the Company and INFN mutually agree upon (which date is referred to in this Agreement as the “Initial Closing”).

(b) Second Closing. INFN shall make a second deposit of one hundred twenty-five thousand dollars ($125,000.00) in the Company’s Bank Account on May 15, 2006 or on such other date as the Company and INFN mutually agree upon (which date is referred to in this Agreement as the “Second Closing”).

(c) Third Closing. INFN shall make a third and final deposit of one hundred twenty-five thousand dollars ($125,000.00) in the Company’s Bank Account on June 15, 2006 or on such other date as the Company and INFN mutually agree upon (which date is referred to in this Agreement as the “Third Closing”).

(d) Company’s Delivery Obligations. Within five (5) days of each of the Closing dates, the Company shall deliver to INFN a share certificate representing the amount of Purchased Shares as of the date of delivery.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to INFN that, except as set forth in the Schedule of Exceptions (the “Schedule of Exceptions”) attached to this Agreement as Exhibit B (which Schedule of Exceptions shall be deemed to be representations and warranties to INFN by the Company under this Section 3), the statements in the following paragraphs of this Section 3 are all true and complete immediately prior to the Closing:

3.1. Organization, Good Standing, Corporate Power and Qualification. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrant, the Investor Rights Agreement in the form attached to this Agreement as Exhibit C (the “Investor Rights Agreement”), the Right of First Refusal and First Refusal Agreement in the form attached to this Agreement as Exhibit D (the “First Refusal Agreement”) and the Voting Agreement in the form attached to this Agreement as Exhibit E (the “Voting Agreement” and together with the Investor Rights Agreement and the First Refusal Agreement, the “Related Agreements”), to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it is required to be qualified to do intrastate business as the Company’s business is currently conducted and as presently proposed to be conducted by the Company, except for jurisdictions in which failure to so qualify could not reasonably be expected to have a material adverse effect on the business and operations of the Company taken as a whole.

3.2. Capitalization. The capitalization of the Company immediately prior to the Closing consists of the following:

(a) Common Stock. A total of 1,000,000 authorized shares of Common Stock, par value $0.00001 per share (the “Common Stock”), of which 666,667 shares will be issued and outstanding.

(b) Options, Warrants, Reserved Shares. Apart from the exceptions noted in the Schedule of Exceptions, no shares of the Company’s outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

(c) Valid Issuance. The outstanding shares of the capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been approved by all requisite stockholder and board action.

(d) Outstanding Security Holders. Section 3.2(c) of the Schedule of Exceptions is a complete list of all outstanding stockholders, option holders, warrant holders, convertible note holders and other security holders of the Company as of immediately prior to the Closing.

3.3. Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

3.4. Due Authorization. All corporate action on the part of the Company’s directors and stockholders necessary for (i) the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Agreement and the Related Agreements, and (ii) the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement. This Agreement, along with the Related Agreements, when executed and delivered, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) applicable federal or state securities laws limits on indemnification; and (iii) the effect of rules of law governing the availability of equitable remedies.

3.5. Valid Issuance of Stock.

(a) The Purchased Shares, when paid for and then issued, as provided in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable.

(b) Based in part on the representations made by INFN in Section 4 hereof, the offer and sale of the Purchased Shares solely to INFN in accordance with this Agreement are exempt from the registration and prospectus delivery requirements of the 1933 Act and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the state in which INFN resides.

(c) The outstanding shares of the capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been approved by all requisite stockholder action. Based in part on INFN’s representations made in Section 4, such shares of such capital stock, and all outstanding options, warrants, convertible notes and other securities of the Company, have been issued in full compliance with the registration and prospectus delivery requirements of the 1933 Act or in compliance with applicable exemptions therefrom, the registration and qualification requirements of all applicable securities laws of states of the United States and all other provisions of applicable securities laws of states of the United States, including, without limitation, anti-fraud provisions.

3.6. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under this Agreement and the Related Agreements except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

3.7. Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (an “Action”) pending (or, to the Company’s knowledge, currently threatened) against the Company, its activities or its properties before any court or governmental agency. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate. With respect to Additional Closings, the above representations made in this Section 3.7 are limited to matters that could reasonably be expected to have a material adverse change in the condition, financial or otherwise, of the Company. To the Company’s knowledge, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, financial condition, or assets of the Company. By way of example but not by way of limitation, there are no Actions pending or, to the Company’s knowledge, threatened (or any basis therefor known to the Company) relating to the prior employment of any of the Company’s employees or consultants, their use in connection with the Company’s business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties.

3.8. Invention Assignment and Confidentiality Agreement. Each employee and contractor of the Company has entered into and executed an Invention Assignment and Confidentiality Agreement in the form previously disclosed to counsel for INFN. No employee has excluded any inventions or intellectual property applicable to the Company’s business as presently conducted or as currently contemplated to be conducted in the future from assignment to the Company under the Invention Assignment and Confidentiality Agreement or an employment agreement containing substantially similar terms.

3.9. Status of Proprietary Assets.

(a) Status. The Company has full title and ownership of, or is duly licensed under or otherwise authorized to use, all patents, patent applications, trademarks, service marks, trade names, and copyrights, trade secrets, moral rights, confidential and proprietary information, compositions of matter, formulas, designs and proprietary rights (all of the foregoing collectively hereinafter referred to as the “Proprietary Assets”), necessary to enable it to carry on its business as now conducted without any conflict with or infringement upon the rights of others. A complete list of all the Company’s Proprietary Assets that are the subject of a patent application, mark registration or copyright registration is set forth in Section 3.9(a) of the Schedule of Exceptions. To the Company’s knowledge, no third party has any ownership right, title, interest, claim in or lien on any of the Company’s Proprietary Assets and the Company has taken, and in the future the Company will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons.

(b) Licenses; Other Agreements. The Company has not granted, or agreed to grant, any options, licenses or agreements of any kind relating to any Proprietary Asset of the Company outside of nonexclusive end user licenses entered into in the ordinary course consistent with past practice, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. The Company is not obligated to pay any royalties or other similar payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

(c) No Infringement. The Company has not violated or infringed, and is not currently violating or infringing, and the Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary Asset of any other person or entity.

(d) No Breach by Employee. The Company is not aware that any employee or consultant of the Company is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or to promote the interests of the Company or that would conflict with the Company’s business as proposed to be conducted. The carrying on of the Company’s business by the employees and contractors of the Company and the conduct of the Company’s business as presently proposed, will not, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors or the Company is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any employees of the Company (or persons the Company currently intends to hire) made prior to their employment by the Company. At no time during the conception of or reduction of any of the Company’s Proprietary Assets to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company’s rights in such Proprietary Assets.

(e) Privacy Compliance. The Company has at all times complied with all applicable laws and regulations regarding privacy and the protection of personal data.

3.10. Compliance with Law and Documents. The Company is not in violation or default of any provisions of its organizational documents as amended to-date, and, the Company is in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company’s business or properties where such violation would have a material and adverse impact on the Company’s business. The Company has not received any notice of any violation of any such statute, law, regulation or order which has not been remedied prior to the date hereof. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or default, or be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, the Company’s organizational documents, any judgment, order or decree of any court or arbitrator to which the Company is a party or is subject, any agreement or contract of the Company, or, to the Company’s knowledge, a violation of any statute, law, regulation or order, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

3.11. Registration Rights. Except as provided in the Investor Rights Agreement, the Company is not under any obligation to register under the 1933 Act any of its currently outstanding securities nor is the Company obligated to register or qualify any such securities under any state securities or blue sky laws.

3.12. Title to Property and Assets. The Company owns its properties and assets free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. With respect to the property and assets it leases, the Company is in material compliance with such lease and, to the Company’s knowledge, the Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

3.13. ERISA Plans. The Company does not have any Employee Pension Benefit Plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended.

3.14. Insurance. The Company has in full force and effect fire, casualty and liability insurance policies, in such amounts (subject to reasonable deductibles) as are carried by similar companies.

3.15. Certificate; Bylaws. The Company Certificate and the Bylaws of the Company are in the form previously provided to counsel to INFN.

3.16. Labor Agreements and Actions. The Company is not bound by or subject to any contract, commitment or arrangement with any labor union, and to the Company’s knowledge, no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending nor, to the Company’s knowledge, threatened, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or employee intends to terminate their employment with the Company, nor does the Company have any present intention to terminate the employment of any of its officers or employees.

3.17. Environmental Matters. To the Company’s knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the Company’s knowledge, no material expenditures are or will be required in order to comply with any such statute, law or regulation.

3.18. Interested Party Transactions. No officer or director of the Company or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the 1933 Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to the Company any goods, property, technology, intellectual or other property rights or services; or (ii) any contract or agreement to which the Company is a party or by which it may be bound or affected.

3.19. Stock Restriction Agreements. Each person who, pursuant to any benefit, bonus or incentive plan of the Company, holds any currently outstanding shares of common stock or other securities of the Company or any option, warrant or right to acquire such shares or other securities, has entered into or is otherwise bound by, an agreement granting the Company (i) the right to repurchase the shares for the original purchase price (or such other price approved by the Board of Directors of the Company (the “Board”), or to cancel the option, warrant or right, in the event the holder’s employment or services with the Company terminate for any reason, subject to release of such repurchase or cancellation right on terms and conditions specified by the Board and (ii) a right of first refusal with respect to all such shares. The Company has furnished to special counsel to INFN true and complete copies of the forms of all such stock restriction agreements. All options granted under the Plan will vest over a four (4) year period with 25% vesting twelve (12) months after the date of grant and the balance will vest ratably over the ensuing 36 months.

3.20. Tax Elections. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as an “S” corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a material affect on the Company, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or material assets.

3.21.Qualified Small Business Stock. As of the Closing, the Purchased Shares sold hereunder constitute “qualified small business stock” as defined in Section 1202(c) of the Code. The Company will use reasonable efforts (as determined in relation to the potential benefits to the Company’s stockholders) to comply with the reporting and record keeping requirements of Section 1202 of the Code and any regulations promulgated thereby.

3.22. Disclosure. This Agreement and the Exhibits hereto (when read together) do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements therein or herein not misleading in light of the circumstances under which they were made.

3.23. Investment Company Act. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.24. Financial Statements. The unaudited balance sheet and statements of operations and cash flows as of and for the period date of inception of the Company through date of execution of this Agreement (the “Financial Statements”), have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis throughout the relevant period, except that the unaudited Financial Statements do not contain the footnotes required by GAAP. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company

3.25. Absence of Certain Changes. Since the Company’s formation, there has not been any event or condition of any character which has had a Material Adverse Effect including, but not limited to:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from the Financial Statements, except changes in the ordinary course of business which have not in the aggregate had a Material Adverse Effect;

(b) any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the assets, financial condition, properties, operating results or business of the Company;

(c) any change or amendment to any contract with expected receipts or expenditures in excess of $10,000 by which the Company or any of its assets or properties is bound or subject;

(d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except a satisfaction, discharge or payment made in the ordinary course of business that it is not material to the assets, properties, financial condition, operating results or business of the Company;

(e) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, except a sale, assignment or transfer made in the ordinary course of business or that is not otherwise material to the assets, properties, financial condition, operating results or business of the Company;

(f) any waiver by the Company of a valuable right or of a material debt owed to it;

(g) any material change in any compensation arrangement or agreement with any employee;

(h) any resignation or termination of employment of any key officer of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;

(i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(j) any mortgage, pledge, transfer of a security interest, lien, charge or encumbrance, with respect to any of the Company’s material properties or assets, except liens for taxes not yet due or payable;

(k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(l) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

(m) to the Company’s knowledge, any other event or condition of any character that could reasonably be anticipated to have a Material Adverse Effect;

(n) the issuance of any equity securities of the Company except for options for Common Stock issued under the Plan; or

(o) any agreement or commitment by the Company to do any of the things described in this Section 3.25.

For purposes of this Agreement, “Material Adverse Effect” shall mean a material adverse effect on the business, property, financial condition, prospects or results of operations of the Company.

3.26. Taxes. The Company has timely filed or has obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by it. All filed returns are true and correct in all material respects and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company.

3.27. Material Contracts and Obligations; Actions. Section 3.26 of the Schedule of Exceptions lists all contracts and agreements (a) with expected receipts or expenditures in excess of $10,000, (b) involving a license or grant of rights to or from the Company involving Proprietary Assets or other proprietary information applicable to the business of the Company, (c) providing for indemnification by the Company with respect to infringements of Proprietary Assets, (d) between the Company and any officer, director or 5% or greater shareholder, or (e) involving any loans or advances by the Company to any officer, director or employee which are outstanding as of the date of the Closing. All such contracts and agreements are legally binding, valid, and in full force and effect in all material respects. The Company has not (w) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (x) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $20,000 in the aggregate, (y) made any loans or advances to any person, other than ordinary advances for travel expenses, or (z) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of this section, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts.

3.28. Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its shareholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by INFN), the Company Certificate and Bylaws of the Company are in the form previously provided to special counsel for the INFN.

4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTOR. INFN hereby represents and warrants to, and agrees with, the Company, severally and not jointly, as of the Closing that:

4.1. Authorization. This Agreement constitutes INFN’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. INFN represents that it has full power and authority to enter into this Agreement, and the Related Agreements.

4.2. Purchase for Own Account. The Purchased Shares to be purchased by INFN hereunder will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and INFN has no present intention of selling, granting any participation in, or otherwise distributing the same. INFN also represents that it has not been formed for the specific purpose of acquiring Purchased Shares.

4.3. Disclosure of Information. At no time was INFN presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Purchased Shares. INFN has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by it under this Agreement. INFN further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to INFN or to which INFN had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

4.4. Investment Experience. INFN understands that the purchase of the Purchased Shares involves substantial risk. INFN: (i) has experience as an investor in securities of companies in the development stage and acknowledges that INFN is able to fend for itself, can bear the economic risk of its investment in the Purchased Shares and has such knowledge and experience in financial or business matters that INFN is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables INFN to be aware of the character, business acumen and financial circumstances of such persons. INFN represents that the office in which its investment decision was made is located at the address on Exhibit A.

4.5. Intentionally left blank.

4.6. Regulation S Representations and Restrictions. INFN is nota United States Person as defined in Rule 902(k) of Regulation S under the Securities Act of 1933. The offer and sale of the Purchased Shares to INFN was made in an offshore transaction (as defined in Rule 902(h) of Regulation S), no directed selling efforts (as defined in Rule 902(c) of Regulation S) were made in the United States, and INFN is not acquiring the Purchased Shares for the account or benefit of any U.S. Person and:

(a) will not, during the Restricted Period applicable to the Purchased Shares set forth in the legend below and to any certificate representing the Purchased Shares, offer or sell any of the foregoing securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a United States Person or other than in accordance with Regulation S; and

(b) will, after the expiration of the applicable Restricted Period, offer, sell, pledge or otherwise transfer the Purchased Shares (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the 1933 Act or any available exemption therefrom and, in any case, in accordance with applicable state securities laws.

INFN acknowledges and agrees that the Company shall not register the transfer of the Purchased Shares in violation of these restrictions.

4.7. Restricted Securities. INFN understands that the Purchased Shares are characterized as “restricted securities” under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, INFN represents that it is familiar with Rule 144 of the U.S. Securities and Exchange Commission (the “SEC”), as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. INFN understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Investor Rights Agreement. INFN understands that no public market now exists for any of the Purchased Shares and that it is uncertain whether a public market will ever exist for the Purchased Shares.

4.8. Further Limitations on Disposition. Without in any way limiting the representations set forth above, INFN further agrees not to make any disposition of all or any portion of the Purchased Shares unless and until:

(a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) INFN shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, at the expense of INFN or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Purchased Shares in compliance with SEC Rule 144 or Rule 144A, or (ii) for any transfer of any Purchased Shares by an Investor that is a partnership or a corporation to (A) a partner of such partnership or stockholder of such corporation, (B) a controlled affiliate of such partnership or corporation, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any such partner or stockholder, or (iii) for the transfer by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 to the same extent as if the transferee were an original Investor hereunder.

4.9. Legends. It is understood that the certificates evidencing the Purchased Shares will bear the legends set forth below:

(a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth in (a) above shall be removed by the Company from any certificate evidencing Purchased Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares.

4.10. Foreign Investors. If Investor is not a United States Person, INFN hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the acquisition of the Purchased Shares, including (i) the legal requirements within its jurisdiction for the acquisition of the Purchased Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or other transfer of the Purchased Shares. INFN’s acquisition of and continued beneficial or legal ownership of the Purchased Shares, will not violate any applicable securities or other laws of its jurisdiction. In addition, it is understood that the certificates evidencing the Purchased Shares issued to Investor that are not United States persons will bear the legends set forth below:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, AND THE COMPANY DOES NOT INTEND TO REGISTER THEM. PRIOR TO MARCH 7, 2006, THE SHARES MAY NOT BE OFFERED OR SOLD (INCLUDING OPENING A SHORT POSITION IN SUCH SECURITIES) IN THE UNITED STATES OR TO U.S. PERSONS AS DEFINED BY RULE 902(k) ADOPTED UNDER THE ACT, OTHER THAN TO DISTRIBUTORS, UNLESS THE SHARES ARE REGISTERED UNDER THE ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. PURCHASERS OF SHARES PRIOR TO MARCH 7, 2006, MAY RESELL SUCH SECURITIES ONLY PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR OTHERWISE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT, OR IN TRANSACTIONS EFFECTED OUTSIDE OF THE UNITED STATES PROVIDED THEY DO NOT SOLICIT (AND NO ONE ACTING ON THEIR BEHALF SOLICITS) PURCHASERS IN THE UNITED STATES OR OTHERWISE ENGAGE(S) IN SELLING EFFORTS IN THE UNITED STATES AND PROVIDED THAT HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. A HOLDER OF THE SECURITIES WHO IS A DISTRIBUTOR, DEALER, SUB-UNDERWRITER OR OTHER SECURITIES PROFESSIONAL, IN ADDITION, CANNOT PRIOR TO MARCH 7, 2006 RESELL THE SECURITIES TO A U.S. PERSON AS DEFINED BY RULE 902(k) OF REGULATION S UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

5. CONDITIONS TO INVESTOR’S OBLIGATIONS AT CLOSING. The obligations of INFN under Section 2.1 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent to such waiver, which consent may be given by written, oral or telephone communication to the Company, its counsel or to special counsel to INFN:

5.1. Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.3. Company Certificate Effective. The Company Certificate shall have been duly adopted by the Company by all necessary corporate action of its Board and stockholders, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

5.4. Compliance Certificate. The Company shall have delivered to INFN at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in Sections 5.1, 5.2, 5.3 and 5.8 have been fulfilled and stating that there shall have been no material adverse change in the business, financial condition, or assets of the Company not previously disclosed to INFN in writing.

5.5. Securities Exemptions. The offer and sale of the Purchased Shares to INFN pursuant to this Agreement shall be exempt from the registration and/or qualification requirements of the 1933 Act and all applicable state securities laws.

5.6. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to INFN and to INFN’s special counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:

(a) Certified Charter Documents. A copy of the Company Certificate and the Bylaws of the Company (as amended through the date of the Closing), certified by the Secretary of the Company as true and correct copies thereof as of the Closing.

(b) Corporate Actions. A copy of the resolutions of the Board and, if required, the stockholders of the Company evidencing the approval of the Company Certificate, providing for the approval of this Agreement and the Related Agreements, the issuance of the Purchased Shares and the other matters contemplated hereby.

(c) Secretary’s Incumbency Certificate. A certificate of the Secretary or an Assistant Secretary or other officer of the Company certifying the names of the officers of the Company authorized to sign this Agreement, the certificates for the Purchased Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

(d) Good Standing Certificates. Good standing certificates issued by the Delaware Secretary of State dated within five (5) days of the Closing.

5.7. Bylaws. The Bylaws of the Company shall be in the form previously presented to special counsel to INFN and shall provide that the authorized number of members of the Board of the Company shall be 3 persons.

5.8. No Material Change. There shall have been no material adverse change in the business, financial condition, prospects or assets of the Company, since the Balance Sheet Date. Additionally, there shall have been no pending or threatened litigation against the Company or any of its assets, including but not limited to its Proprietary Assets.

5.9. Investor Rights Agreement. The Company shall have executed and delivered the Investors’ Rights Agreement.

5.10. First Refusal Agreement. The Company shall have executed and delivered the First Refusal Agreement.

5.11 Voting Agreement. The Company shall each executed the Voting  Agreement.

5.12 Payment of Expenses. The Company shall have paid the fees and expenses identified in Section 7.8 of this Agreement.

6. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company to INFN under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by INFN:

6.1 .Representations and Warranties. The representations and warranties of INFN contained in Section 4 shall be true and complete on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2. Payment of Purchase Price. INFN shall have delivered to the Company the purchase price specified for INFN on Exhibit A in accordance with the provisions of Section 2.

6.3. Company Certificate Effective. The Company Certificate shall have been duly adopted by the Company by all necessary corporate action of its Board and stockholders, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

6.4. Securities Exemptions. The offer and sale of the Purchased Shares to INFN pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualifications requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

7. GENERAL PROVISIONS.

7.1. Warranties; Survival.

(a) The representations, warranties and covenants of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of, or knowledge with respect to, the subject matter thereof made by or on behalf of INFN or its counsel.

(b) The representations, warranties and covenants of INFN contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of, or knowledge with respect to, the subject matter thereof made by or on behalf of any of the Company or its counsel.

7.2. Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

7.3. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

7.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

7.5. Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

7.6. Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following:

(i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices for delivery outside the United States will be sent by facsimile or by express courier. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a) if to INFN, at INFN’s respective address as set forth on Exhibit A hereto.

(b) if to the Company, marked “Attention: James Bacchus, President and CEO”, at 12 Kentshire Ct., Wilmington, Delaware 19807.

7.7. No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with this transaction other than the obligations of the Company pursuant to the Consulting Agreements. INFN agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless INFN from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.8. Costs, Expenses. Each party shall bear its own expenses, including reasonable legal fees and costs related to this transaction.

7.9. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company. Any amendment or waiver effected in accordance with this Section 7.9 shall be binding upon each holder of any Purchased Shares at the time outstanding, each future holder of such securities, and the Company; provided, however, that no condition set forth in Section 5.1 may be waived with respect to any Investor who does not consent thereto. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

7.10. Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

7.11. Entire Agreement. This Agreement, the Related Agreements and the exhibits hereto (but not including any other documents delivered pursuant to this Agreement or any Related Agreement that is not signed by each party hereto), constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof. Investor is not relying on any representation of the Company other than those made herein, including the exhibits hereto and in the Related Agreements.

7.12. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7.13. Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series or dollar amount per share, then, upon the occurrence of any subdivision, combination, stock dividend or recapitalization of such class or series of stock, the specific number of shares or dollar amount per share so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination, stock dividend or recapitalization.

7.14. Facsimile Signatures. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

7.15. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

7.16. Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, each party shall bear its own costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

7.17. Waiver of Conflict of Interest. INFN and the Company is aware that Gerard N. Casale, Esq. of Casale Alliance, LLP (“Casale Alliance”) may have previously performed and may continue to perform certain legal services for certain of INFN or its affiliates in matters unrelated to Casale Alliance’s representation of the Company. In connection with its Investor representation, Casale Alliance may have obtained confidential information of INFN’s that could be material to his representation of the Company in connection with negotiation, execution and performance of this Agreement. By signing this Agreement, INFN and the Company hereby acknowledges that the terms of this Agreement were negotiated between INFN and the Company and are fair and reasonable and waives any potential conflict of interest arising out of such representation or such possession of confidential information. INFN and the Company further represents that it has had the opportunity to be, or has been, represented by independent counsel in giving the waivers contained in this Section 7.17.

[Signature Page Follows]

In Witness Whereof, the parties hereto have executed this Common Stock Purchase Agreement as of the date first written above.

DIGITAL PRESENCE, INC.

By: ________________________________

Name: James Bacchus
Title: President and Chief Executive Officer

INVESTOR:

INNFONE.COM, INCORPORATED

By: ________________________________

Name: Alex Lightman
Title: Chief Executive Officer

[SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]

COMMON STOCK PURCHASE AGREEMENT

LIST OF EXHIBITS

Exhibit A -	Schedule of Investors

Exhibit B -	Schedule of Exceptions

Exhibit C -	Form of Investor Rights Agreement

Exhibit D -	Form of Right of First Refusal and Co-Sale Agreement

Exhibit E -	Form of Voting Agreement

EXHIBIT A

Schedule of Investors

Investor	Shares Purchased	Additional Shares	Aggregate Purchase Price	Additional Shares Aggregate Purchase Price

Innofone.com, Incorporated 1431 Ocean Ave. #1100, Santa Monica, CA 90401	666,667		$300,000

TOTALS: